Exhibit 99.1

News Release

ACCO Brands Corporation Announces Cost Reduction Program Targeting Annualized Pre-Tax Savings of at least $60 Million

LAKE ZURICH, Ill., January 30, 2024 -- ACCO Brands Corporation (NYSE: ACCO) announces a multi-year restructuring and cost savings program, with anticipated annualized pre-tax cost savings of at least $60 million. The program incorporates initiatives to simplify and delayer the Company’s operating structure and reduce costs through headcount reductions, supply chain optimization, global footprint rationalization, and better leveraging of our sourcing capabilities. As a result of these actions, the Company will improve its speed of execution and bring key leaders closer to the customers. In connection with this program, the Company will file a Form 8-K with the SEC disclosing its restructuring charges.

"The actions we are announcing today will better position the Company for long-term sustainable profitable growth. The cost reduction actions, as well as a renewed focus on innovation and new product development, will provide fuel for reinvestment and an improved growth trajectory for the long-term. During 2023, we were able to restore the Company’s margin profile and strengthen the balance sheet despite a slow demand environment. Our preliminary results indicate that we ended the year with reported sales and cash flows above our previously communicated outlook. I remain confident in the long-term growth prospects of the Company given our geographically diverse operating platform and our collection of leading brands" said ACCO Brands’ President and Chief Executive Officer, Tom Tedford.

The Company will operate and report under two segments. The Americas reportable segment will include the U.S., Canada, Brazil, Mexico and Chile and the International reportable segment will include EMEA, Australia, New Zealand and Asia. The Company will report on this basis for the fiscal year commencing January 1, 2024.

As a result of the segment realignment, effective January 1, 2024, Cezary Monko has been appointed Executive Vice President and President of the International segment and Patrick Buchenroth, has been appointed Executive Vice President and President of the Americas segment. These leaders have a long-established, successful history with the Company.

The Company will provide additional details about the restructuring program during its upcoming fourth quarter and full year 2023 earnings call.

About ACCO Brands Corporation

ACCO Brands, the Home of Great Brands Built by Great People, designs, manufactures and markets consumer and end-user products that help people work, learn, play and thrive. Our widely recognized brands include AT-A-GLANCE®, Five Star®, Kensington®, Leitz®, Mead®, PowerA®, Swingline®, Tilibra® and many others. More information about ACCO Brands Corporation (NYSE: ACCO) can be found at www.accobrands.com.

Forward-Looking Statements

Statements contained in this press release, other than statements of historical fact, particularly statements relating to cost reductions and the anticipated pre-tax savings from the cost reduction program, restructuring costs, footprint rationalization, simplifying and streamlining our operations, reducing complexity, enhancing the speed of decision-making, leveraging our sourcing capabilities and the timing of implementation and completion of the cost reduction program, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Forward-looking statements are subject to the occurrence of many events outside the company’s control and actual results and the timing of events may differ materially from those suggested or implied by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties.

Factors that could affect our results or cause our plans, actions and results to differ materially from current expectations described in this press release include, among others, our ability to successfully execute the actions identified as part of the cost reduction program and realize the anticipated cost savings and operational synergies as well as other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, and in other reports we file with the SEC. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements when deciding whether to buy, sell or hold the company’s securities.

For further information:

Christopher McGinnis	Kori Reed
Investor Relations	Media Relations
(847) 796-4320	(224) 501-0406